UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2019

Commission file number 001-31617

BRISTOW GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 18, 2019, Stephen A. King resigned as a director of Bristow Group Inc. (the “Company”). Mr. King’s resignation from the Company’s Board of Directors (the “Board”) did not result from any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. King has informed the Company that he intends to continue to serve as the Chairman of the Board of Directors of Bristow Aviation Holdings Limited for a limited period until his successor can be appointed. The Board intends to reduce the size of the Board to eliminate the vacancy created by Mr. King’s resignation.

Item 8.01. Other Events.

On February 19, 2019, the Company issued a press release announcing a continuing delay in the filing of its Quarterly Report on Form 10-Q for the three months ended December 31, 2018, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effective as of February 19, 2019, the Company amended the ABL facilities agreement dated April 17, 2018 between, amongst others, Barclays Bank PLC (as agent), Bristow Norway AS and Bristow Helicopters Limited, as borrowers and guarantors, and the Company, as guarantor, as amended from time to time (the “ABL Agreement”), pursuant to a letter agreement effective as of February 19, 2019 and made by the Company and agreed to by Barclays Bank PLC, on behalf of the finance parties under the ABL Agreement (the “ABL Amendment”). Under the ABL Amendment, the Company received a waiver of any Default (as defined in the ABL Agreement) that would otherwise exist or occur under the ABL Agreement as a result of (i) the Company’s failure to provide its unaudited consolidated financial statements for the quarter ended December 31, 2018 within 45 days after the end of the quarter or (ii) certain representations and warranties not being correct when made due to the existence of any Default specified in the preceding clause (i); provided that the Company must provide such unaudited consolidated financial statements within 75 days after the end of the quarter. In addition, the ABL Amendment amends (i) the borrowing base determination provisions in the ABL Agreement and (ii) the maturity date of the ABL Agreement, which was previously five years from the date of the ABL Agreement, to December 14, 2021 (in each case, subject to certain early maturity triggers related to maturity of other material debt or a change of control of the Company).

The foregoing description of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the ABL Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to ABL Facilities Agreement, effective as of February 19, 2019

99.1	Press Release, dated as of February 19, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: February 19, 2019	By:	/s/ L. Don Miller
L. Don Miller
Senior Vice President and Chief Financial Officer